Exhibit 99.3

July 5, 2007

Dear Members:

As some of you may know, on July 2, 2007, the CBOE filed a proposed rule change with the SEC relating to the CBOE exercise right. According to the CBOE, upon completion of the merger between CBOT Holdings and the CME, the CBOE will grant “temporary membership status” to each exerciser member on July 1, 2007 so long as certain conditions are satisfied, including that you remain an exerciser member until the completion of the merger with the CME. The CBOE asserts that the proposed rule is effective immediately.

Among other conditions, the CBOE proposes that persons with “temporary membership status” pay a monthly access fee based on the current lease rates for CBOT B-1 (Full) memberships. The CBOE also proposes that you do not need to retain the three components of a CBOT full membership to qualify for “temporary membership status.” It also proposes that exercise right holders who have not yet used their exercise rights, even if they have the three components, would no longer be able to use those exercise rights. A copy of a CBOE circular regarding this matter and the SEC rule filing are included with this member letter for your information.

We intend to continue to vigorously defend the rights of CBOT members to become or remain exerciser members of the CBOE pursuant to the exercise rights. The CBOT and the class counsel in the pending Delaware litigation are reviewing all legal options, both in court and in front of the SEC, and will be challenging this action by the CBOE and the proposed rule. We believe this is a unilateral attempt by the CBOE to extinguish property rights of CBOT full members. We fully expect that this matter ultimately will be resolved in court.

We look forward to updating you on these matters in the near future.

Sincerely,

Charles P. Carey	Bernard W. Dan
Chairman	President and Chief Executive Officer

July 5, 2007

Forward-Looking Statements

Certain statements in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and includes any use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”. These statements are based on management’s current expectations and involve assumptions that may be subject to change or risks and uncertainties that could cause actual results to differ materially from those set forth in the statements. Accordingly, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement contained in this presentation. The factors that may affect our performance may be found in the joint proxy statement/prospectus, as supplemented, described below and the Annual Report on Form 10-K and other periodic reports filed by CBOT Holdings, Inc. with the U.S. Securities and Exchange Commission (“SEC”). These filings can be obtained at the SEC’s website at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Merger Information

In connection with the proposed merger of CBOT Holdings, Inc. (“CBOT”) and the Chicago Mercantile Exchange Holdings Inc. (“CME”), the parties have filed relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus, as supplemented, regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, AS SUPPLEMENTED, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors are able to obtain a free copy of the joint proxy statement/prospectus and the supplement thereto, as well as the other filings containing information about CBOT and CME without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the supplement thereto can also be obtained without charge by directing a request to CBOT Holdings, Inc., Attn: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CBOT and its respective directors and executive officers and other members of management and employees and other CBOT members may be deemed to be participants in the solicitation of proxies from CBOT shareholders in respect of the proposed transaction. Information regarding CBOT directors and executive officers is available in CBOT’s proxy statement for its 2007 annual meeting of stockholders, dated March 29, 2007. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus, as supplemented, and the other relevant documents filed with the SEC. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

July 5, 2007